Exhibit 10.5

Bleach Pty Ltd Employment Agreement

THIS EMPLOYMENT AGREEMENT is made on the 1st July 2011

BETWEEN:

Bleach Pty Ltd (ABN 81 095 987 214) (ACN 095 987 214) of 14 Mentmore Avenue Roseberry in the State of New South Wales (‘the Employer’)

AND

Mark Byers in the State of New South Wales (‘the Employee’)

THE PARTIES AGREE in consideration of, among other things, the mutual promises contained in this agreement:

1.              DEFINITIONS AND INTERPRETATION

1.1.    Definitions

1.1.1.                  ‘Award’ means Clerks Private Sector Award 2010 or any applicable Modern Award.

1.1.2.                  ‘Confidential information’ is defined as any confidential or proprietary information provided by the Employer (in any form) to an employee in connection with their employment, including:

1.1.2.1.             the names, lists or details and any information relating to the business affairs of the clients, customers, potential customers, suppliers or members of the Employer;

1.1.2.2.             matters of a technical nature, trade secrets, technical data, marketing procedures and information, pricing and/or discount structures, accounting programs and procedures, financial information, strategic and business plans and like information relating to the business of the Employer;

1.1.2.3.             information relating to the general business, past or present clients, past and present business, financial reports, financing strategies, models, documentation, software, pricing, sources, ideas, procedures, undertakings, concepts, inventions, trade secrets, services, client information and matter details.

1.1.2.4.             Information which has been made known to the Employer or its officers, employees or agents in circumstances in which an obligation of confidentiality arose;

1.1.2.5.             other information which the Employer informs the employee is confidential or which, if disclosed, the employee knows or ought reasonably to know, would be detrimental to the Employer and

1.1.2.6.             all other information which is imparted to the employee in circumstances which the employee knows or ought reasonably to know that the information is confidential to the Employer or any persons with whom the Employer is concerned,

1.1.2.7.             but excludes any information that is public knowledge or is in the public domain.

1.1.3.                  ‘Employment Agreement’ means this agreement;

1.1.4.                  ‘Month’ means calendar month;

1.1.5.                  ‘Office of the Employer’ means 14 Mentmore Avenue Roseberry or as may be agreed from time to time;

1.1.6.                  ‘Place of residence’ means the Employee’s place of residence as detailed in item 1 of the Employment Schedule and includes where they may choose to stay from time to time prior to attending the Office of the Employer;

1.1.7.                  ‘Termination date’ means the date when the Employee ceases to be employed by the Employer;

1.1.8.                  ‘$’ and ‘dollars’ means Australian dollars.

2.              APPOINTMENT

2.1.                            The Employer appoints the Employee in the position specified in item 2 of the Employment Schedule (‘the Position’) reporting to the person named in item 3 of the Employment Schedule (‘the Appointed Manager’) and the Employee accepts that employment.

3.              TERM

The appointment of the Employee begins on the date specified in item 4 of the Employment Schedule (‘the Employment Start Date’) and will continue until termination in accordance with clause 12.

3.1.                            The Employee will be subject to a probationary period of three months (‘the Probationary Period’) at the commencement of employment. During the Probationary Period, either party may terminate the agreement on one week’s notice. At the conclusion of the Probationary Period, the Employer will either confirm the continuing employment or terminate the agreement with the above notice.

4.              DUTIES AND OBLIGATIONS OF THE EMPLOYEE

4.1.                            The Employee must:

4.1.1.             devote the whole of the Employee’s time, attention and skill during the hours worked and at other times as reasonably necessary to the duties of the Employee to the Employer; and

4.1.2.             faithfully and diligently perform the duties and exercise the powers consistent with the Position specified at item 2 of the Employment Schedule and to promote the interests of the employer;

4.2.                            The Employee will perform the duties as outlined in the position description in the Schedule or such other duties as may be required by the Employer from time to time.

4.3.                            The Employee must report directly to their Appointed Manager or as directed by the Employer and comply with reasonable directions given to the Employee by the Employee’s Appointed Manager or by the Employer generally.

4.4.                            The Employee’s normal hours of work will be 38 hours per week worked as directed by the employer. The Employee may also be required to work such additional hours as determined by the Employer depending upon the nature of the Employer’s business.

4.5.                            The Employee acknowledges that he/she has a fiduciary duty to the Employer. The Employee agrees not to use the Employer’s equipment including, but not limited to, hardware, software, templates, ideas or processes other than in the performance of the Duties. The Employee agrees that if he/she breaches this Agreement, the Employer is entitled to seek relief which may include, but not limited to, injunctive relief and a claim for damages.

5.              REMUNERATION

5.1.                            During the period of this Agreement, the Employer will pay the Employee as specified in item 5 of the Employment Schedule (‘the Remuneration’).

5.2.                            The applicable rate of pay is the Award rate. The applicable rate for hours worked in excess of 38 is time and one half of the Award rate for the first two hours and double the Award rate thereafter. However, the Employer will pay a rate specified in item 5 of the Employment Schedule for all hours worked to cover all applicable penalty rates and the Employee accepts this rate as payment for all hours worked including any applicable penalty rates, shift allowances and other allowances that may be cited in the Award.

5.3.                            The Employee’s remuneration is above the Award and is inclusive of all allowances, loadings and overtime rates that may be payable under the Award.

5.4.                            In the event of a dispute regarding remuneration or other entitlements under this Agreement of the Award, the Employee agrees that the Employer is entitled to offset the value of any remuneration or entitlement which are provided in excess of any relevant Award against the alleged underpayments and/or loadings and/or allowances.

5.5.                            The Employee may be invited by the Employer to participate in the Bonus Incentive Scheme. Participation in the bonus scheme is at the sole discretion of the Employer. Any payment or bonus offered as part of the scheme is at the sole discretion of the Employer. The Employer may at any time alter or discontinue the scheme. The details of the bonus scheme are specified in item 7a of the Employment Schedule.

6.              SUPERANNUATION

6.1.                            The Employee’s Remuneration will include contributions made by the Employer for the Employee into a superannuation fund nominated by the Employee. The Employer will not be liable to make any additional payment or contribution by reason of the superannuation contribution surcharge.

7.              ANNUAL LEAVE

7.1.                            The Employee is entitled to 4 weeks (twenty (20) days) leave for each completed year of service. The annual leave entitlement will be accrued progressively throughout the year.

7.2.                            The Employee agrees that the Remuneration includes a payment in respect of any accrued annual leave and leave loading.

7.3.                            The Employee may only take annual leave after the Employee’s request in writing has been approved by the Employer although such consent cannot be unreasonably withheld.

7.4.                            The Employer may require an employee to take a period of annual leave, such as for an annual shutdown.

8.              PERSONAL/CARER’S LEAVE

8.1.                            The Employee shall be entitled to ten (10) days paid personal/carer’s leave per year of service which accrues progressively throughout the year. Personal leave includes sick and carer’s leave.

8.2.                            The Employee is also entitled to a further two (2) days unpaid carer’s leave per permissible occasion (as defined in the Fair Work Act).

8.3.                            The Employee is only entitled to carer’s leave (whether paid or unpaid) when a member of Employee’s immediate family or household is suffering from personal illness or injury or an unexpected emergency which affects the member.

8.4.                            In accordance with statutory requirements, the Employee is to provide the Employer with notice as soon as reasonably practicable, but no later than one hour after the Employee was due to commence work, that the Employee is taking sick or carer’s leave.

8.5.                            The Employee shall not be entitled to receive payment for any accumulated personal leave on termination of this Agreement.

8.6.                            The Employee must, if required by the Employer, provide evidence that any absence from work was due to illness or injury of the Employee or the Employee’s immediate family member or member of the Employee’s household. This could include evidence such as a medical certificate from a registered health practitioner or a statutory declaration.

9.              PARENTAL LEAVE

9.1.                            The Employee is entitled to unpaid parental leave in accordance with Chapter 2, Part 2-2, Division 5 of the Fair Work Act, 2009 (Cth ). This can include 12 months unpaid leave which may be extended for a period of up to a further 12 months.

10.       PUBLIC HOLIDAYS

10.1.                     All official public holidays for the state of New South Wales will apply to this agreement.

11.       CONFIDENTIALITY

11.1.                     The Employee must:

11.1.1.                    not publish or otherwise disclose to any person any Confidential Information relating to the Employer’s affairs, finances or business or the affairs, finances or business of any of its clients or suppliers; and

11.1.2.                    keep any Confidential Information secret and confidential, except to the extent that the Employer is required by law to disclose it; and

11.1.3.                    take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any Confidential Information; and

11.1.4.                    not disclose Confidential Information to any third party without first obtaining the written consent of the Employer except in the ordinary and proper course of employment with the Employer; and

11.1.5.                    not divulge or use either for their own personal benefit or for the benefit of any other person, any Confidential Information; and

11.1.6.                    return all property of the Employer to it upon the termination of the Employment Agreement including all Confidential Information and other property in the Employee’s possession.

11.2.                     The Employee’s obligations under this clause survive the termination of the Employee’s appointment.

12.       TERMINATION OF EMPLOYMENT

12.1.                     TERMINATION BY NOTICE

12.1.1.                    Other than during the probationary period, either party may terminate this agreement on the provision of the following written notice:

12.1.1.1. not more than 1 year — 1 week;

12.1 1.2. more than 1 year but less than 3 years — 2 weeks;

12.1.1.3. more than 3 years but less than 5 years — 3 weeks;

12.1.1.4. more than 5 years — 4 weeks.

12.1.2.                    If the Employee is over 45 years of age and has completed a least 2 years continuous service, they are entitled to 1 week’s additional notice.

12.1.3.                    The Employer, at its discretion, may pay the Employee in lieu of the notice period.

12.1.4.                    Should the Employer require the Employee to work the notice period then the Employer will be entitled to allocate the Employee such duties as it may require from time to time which may not be the Employee’s normal duties.

12.1.5.                    Nothing in this clause shall affect the right of the Employer to terminate the agreement pursuant to clause 12.2.

12.2.                     TERMINATION WITHOUT NOTICE

12.2.1.                    This Agreement can be terminated without notice and without the payment of any Remuneration or Additional Remuneration or other benefits (other than statutory entitlements) if the Employee has committed an act of serious misconduct. Serious and wilful misconduct can include but, is not limited to:

12.2.1.1. theft;

12.2.1.2. fraud;

12.2.1.3. assault;

12.2.1.4. being intoxicated at work;

12.2.1.5. refusing to carry out lawful and reasonable instruction;

12.2.1.6. failure to follow the Employer’s policies and procedures.

12.3.                     REDUNDANCY

12.3.1.                     If the Employer is not a small business employer within the meaning of the Act and no longer requires someone to do the job performed by the Employee, except where this is due to the ordinary and customary turnover of labour or insolvency or bankruptcy of the Employer, the Employee is entitled to be paid redundancy pay in accordance with the provisions of the Fair Work Act, 2009 (Cth) as follow:

12.3.1.1.                    at least 1 year but less than 2 years continuous service — 4 weeks pay;

12.3.1.2.                    at least 2 years but less than 3 years continuous service — 6 weeks pay;

12.3.1.3.                    at least 3 years but less than 4 years continuous service — 7 weeks pay;

12.3.1.4.                    at least 4 years but less than 5 years continuous service — 8 weeks pay;

12.3.1.5.                    at least 5 years but less than 6 years continuous service — 10 weeks pay;

12.3.1.6.                    at least 6 years but less than 7 years continuous service — 11 weeks pay;

12.3.1.7.                    at least 7 years but less than 8 years continuous service — 13 weeks pay;

12.3.1.8.                    at least 8 years but less than 9 years continuous service — 14 weeks pay;

12.3.1.9.                    at least 9 years but less than 10 years continuous service — 16 weeks pay;

12.3.1.10.             at least 10 years continuous service — 12 weeks pay.

13.       DEDUCTIONS

13.1.                     The Employee agrees that during your employment or on termination of employment for any reason, the Employer may deduct from your remuneration any overpayments, outstanding debts or monies owed by you to the Employer or the value of any unreturned property.

14.       SUSPENSION

14.1.                     The Employee agrees and the Employer is entitled to suspend the Employee while investigating the Employee’s suspected misconduct and/or where, because of illness or injury, the Employer believes that the Employee’s attendance at work poses a threat to his/her health and safety or the health and safety of others.

15.       MEDICAL ASSESSMENT

15.1.                     In addition to the obligations under the relevant workers compensation legislation, the Employee agrees to attend a medical examination or assessment at the request of the Employer as may be required by the Employer from time to time.

15.2.                     Intellectual Property

15.2.1.                     The Employee agrees that the Employer shall own all intellectual property (including, but not limited to, copyright and future copyright), patents, designs and trademarks in or relating to:

15.2.1.1.          any material (whether or not in documentary form) created in the course of the Employee’s employment with the Employer; or

15.2.1.2.          any discovery, invention, secret process or improvement in procedure credited, made or discovered by the Employee which in any way affects or relates to the business of the Employer;

15.2.2.                The Employee agrees to disclose such materials, discovery, invention, secret process or improvements to the Employer.

15.2.3.                The Employee shall, if and whenever required to do so by the Employer at the Employer’s expense, assist the Employer in applying for patent and other equivalent protection for such discovery, invention, process or improvement referred to above in clause 16.2.1 and execute all such instruments and do all things necessary for vesting in the Employer as sole beneficial owner (or to such other person as the Employer may specify) of all intellectual property rights as referred to in clause 16.2.

16.       COMPANY POLICY

16.1.                     The Employee agrees to be bound by the policies of the Employer as may exist from time to time. The Employee acknowledges and accepts that it is the prerogative of the Employer to vary, change or terminate existing company policies as well as to devise and introduce new policies.

16.2.                     Failure to comply with such company policy will amount to a breach of the terms of the Employment Agreement.

16.3.                     This Agreement sets out the terms and conditions of the employment. The terms and conditions of employment at Bleach Pty Ltd are also covered by the:

•                  Fair Work Act 2009;

•                  National Employment Standards; and

•                  Relevant Modern Awards

17.       ENTIRE AGREEMENT

17.1.                     This document embodies the entire understanding and agreement between the parties as to the subject matter of this document.

17.2.                     All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this document are merged in and superseded by this document and shall be of no force or effect whatever and no party shall be liable to any other party in respect of those matters.

EXECUTED by the parties as an agreement.

EXECUTED by THE EMPLOYEE in the presence of:	)
)

/s/ Sue Lim		/s/ Mark Byers
Signature of Witness		Signature of the Employee

Sue Lim		1/7/11
Name of Witness		Date

Address of Witness

EXECUTED for and on behalf of THE EMPLOYER by its authorised representative in the presence of:	)
)

/s/ Sue Lim		/s/ Mark Byers
Signature of Witness		Signature of authorised representative of the Employer

Sue Lim		1/7/11
Name of Witness		Date

Address of Witness

Employment Schedule

Employee details
Item 1	Full Name	Mark Byers
Address
Home Phone
Mobile Phone
Employment Details
Item 2	Position	CEO
Item 3	Appointed Manager	Executive Committee
Item 4	Employment Start Date
Remuneration Package
Item 5	Rate of Pay	$ 150, 000 per annum
Item 5 (a)	Applicable Award	Clerk Private Sector Award 2010
Item 6	Additional items
Item 7	Bonus scheme	> $00 000 annual bonus earn opportunity based on achievement KPI’s
Position description
Item 8	Title
Item 9	Duties	See provided position description